Exhibit 99.1

NetScout Systems Reports Financial Results For Third Quarter Fiscal Year 2015

Q3 GAAP and Non-GAAP Revenue Up 11% Year-over-Year

Q3 EPS Up Year-over-Year: 2% GAAP; 18% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--January 22, 2015--NetScout Systems, Inc. (NASDAQ: NTCT):

	Q3 FY 2015
	GAAP	% Growth v. Q3 FY14	Non-GAAP	% Growth v. Q3 FY14
Revenue	$122.8 million	11%	$122.8 million	11%
Net income	$17.6 million	2%	$24.6 million	17%
Net income per share	$0.42	2%	$0.59	18%

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network, application and service assurance solutions, today announced financial results for its third quarter of fiscal year 2015 ended December 31, 2014.

“Our excellent third-quarter fiscal year 2015 results demonstrate ongoing success in advancing our strategy as we continue to gain traction with our customers around the world,” said Anil Singhal, President and CEO of NetScout Systems. “During the past four years, NetScout has made significant progress in executing on its strategic roadmap, and we are now reaping the benefits arising from substantial investment in the research and development programs that underpinned the launch and ongoing adoption of our nGeniusONE product and ASI technology. Our 17% non-GAAP revenue and 29% non-GAAP EPS growth for the year-to-date period illustrates the scalability of our operations as we have converted solid revenue growth into even stronger earnings expansion. Based on our tangible year-to-date progress, as we enter the last quarter of our fiscal year, we have raised our EPS targets for fiscal year 2015 while also tightening our targeted range for annual revenue that leaves the mid-point of our original annual revenue guidance unchanged. Our proposed acquisition of Danaher’s Communications business, which remains on schedule to close in mid-2015, will set the stage for the next phase of NetScout’s growth.”

Total revenue for the third quarter of fiscal year 2015 was $122.8 million, an 11% increase over $110.4 million in the same period last year. Non-GAAP revenue for the third quarter of fiscal year 2015 also increased by 11%. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Total product revenue for the third quarter of fiscal year 2015 was $76.4 million, an increase of 12% from the same period last year. Service revenue of $46.4 million for the third quarter of fiscal year 2015 grew by 11% on a GAAP basis. Non-GAAP service revenue was $46.4 million for the third quarter of fiscal year 2015, a 10% increase over the same quarter in fiscal year 2014.

Income from operations was $27.9 million in the third quarter of fiscal year 2015, compared with $27.3 million in the same quarter last year. Third-quarter fiscal year 2015 non-GAAP income from operations was $38.8 million, an 18% increase over the same quarter one year ago.

Net income for the third quarter of fiscal year 2015 was $17.6 million, or $0.42 per diluted share, compared with net income of $17.3 million, or $0.41 per diluted share in the third quarter one year ago. On a non-GAAP basis, net income for the quarter was $24.6 million, or $0.59 per diluted share, versus non-GAAP net income of $21.0 million, or $0.50 per share, in the third quarter of fiscal year 2014. Approximately two cents of the increase in third-quarter fiscal year 2015 earnings per share is associated with the recently enacted Tax Increase Prevention Act, which extended the R&D tax credit into 2014.

Other notable financial highlights for the third quarter and first nine months of fiscal year 2015 included:

  NetScout’s operating margin for the third quarter of fiscal year 2015 was 22.7%, compared with 24.7% one year ago and 18.0% in the second quarter of fiscal year 2015. NetScout’s non-GAAP operating margin for the third quarter of fiscal year 2015 was 31.6%, versus 29.8% a year ago and 26.0% on a sequential basis.
  For the first nine months of fiscal year 2015, total revenue was $334.3 million, 18% higher than the comparable period one year ago. On a non-GAAP basis, total revenue of $334.3 million increased by 17% over the same period one year ago.
  For the first nine months of fiscal year 2015, product revenue of $198.8 million increased by 21% over the same period last year. For the first nine months of fiscal year 2015, service revenue was $135.5 million, which is 13% higher than the comparable period one year ago. On a non-GAAP basis, service revenue of $135.5 million for the first nine months of fiscal year 2015 grew by 12% over the same period last year.
  For the first nine months of fiscal year 2015, net income was $40.3 million, or $ 0.97 per diluted share, compared with $32.4 million, or $0.77 per diluted share, in the same period of fiscal year 2014. Non-GAAP net income for the first nine months of fiscal year 2015 was $56.4 million, or $1.35 per diluted share, compared with $44.0 million, or $1.05 per diluted share, in the first nine months of fiscal year 2014.
  As of December 31, 2014, cash and cash equivalents, and short and long-term marketable securities were $240.7 million, an increase of $23.4 million since the end of the second quarter and an increase of $21.9 million since the end of fiscal year 2014.

During the third quarter of fiscal year 2015, NetScout did not repurchase any common stock due to the timing associated with the previously announced plan to acquire Danaher’s Communications business. For the fiscal year 2015 to date, NetScout has repurchased 500,000 shares at an average price of $41.81 per share, totaling $20.9 million, as part of its existing $100 million open market stock repurchase program.

Guidance:

For fiscal year 2015, NetScout is updating the guidance that was originally issued in May 2014. The Company now expects GAAP and non-GAAP revenue to be in the range of $455 million to $460 million, with the mid-point of this refined guidance remaining consistent with the original guidance. NetScout’s GAAP net income per diluted share is now expected to be in the range of $1.38 to $1.42, and non-GAAP net income per diluted share is now expected to be in the range of $1.87 and $1.91.

For fiscal year 2015, the non-GAAP net income per diluted share expectation excludes forecasted share-based compensation expenses of approximately $16.1 million, estimated amortization of acquired intangible assets of approximately $7.1 million, compensation for post-combination services of approximately $1.6 million, business development expense of $6.5 million, and the related impact of these adjustments on the provision for income taxes of $10.9 million.

Conference Call Instructions:

NetScout will host a conference call to discuss its third-quarter fiscal year 2015 financial results today at 8:30 a.m. ET. This call will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (866) 701-8242 for U.S./Canada and (763) 416-6912 for international callers and using conference ID: 63178644. A replay of the call will be available after 11:30 a.m. ET on January 22, 2015 for approximately one week. The number for the replay is (855) 859-2056 for U.S./Canada and (404) 537-3406 for international callers. The conference ID is: 63178644.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP product margin. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP income from operations includes the foregoing adjustment and also removes inventory fair value adjustments, expenses related to the amortization of acquired intangible assets, stock-based compensation, restructuring, certain expenses relating to acquisitions including compensation for post-combination services and business development charges. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ:NTCT) is the market leader in application and network performance management solutions that enable enterprise and service provider organizations to assure the quality of the user experience for business and mobile services. NetScout’s technology helps these organizations proactively manage service delivery and identify emerging performance problems, helping to quickly resolve issues that cause business disruptions or negatively impact users of information technology.

Additional Information and Where You Can Find It

NetScout’s Registration Statement on Form S-4, Proxy Statement and other documents concerning the proposed acquisition of Danaher’s Communications business have been filed with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the S-4 Registration Statement and Proxy Statement, along with other relevant documents filed with the SEC, because they will contain important information. Security holders may obtain a free copy of the Registration Statement and Proxy Statement (when it is available) and other documents filed by NetScout with the SEC at the SEC’s website at www.sec.gov. The Registration Statement and Proxy Statement, along with other documents, may also be obtained for free by contacting Andrew Kramer, Vice President of Investor Relations, by telephone at 978-614-4000, by email at ir@netscout.com, or by mail at Investor Relations, NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886.

This communication is not a solicitation of a proxy from any security holder of NetScout. However, NetScout, Danaher and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NetScout’s stockholders in connection with the proposed transaction. Information about NetScout’s directors and executive officers and their beneficial ownership of NetScout’s common stock may be found in its preliminary proxy statement filed with the SEC on January 9, 2015. This document can be obtained free of charge from the SEC website at www.sec.gov.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the timing associated with completing the merger with Danaher’s communication business and the financial guidance for NetScout’s fourth fiscal quarter, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the presence of competitors with greater financial resources than ours and their strategic response to our products, our ability to retain key executives and employees, the failure to obtain, delays in obtaining or adverse conditions related to obtaining shareholder or regulatory approvals; the anticipated tax treatment of the transaction and related transactions; risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; failure to consummate or delay in consummating the transaction for other reasons; and the ability of NetScout to successfully integrate the merged assets and the associated technology and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Registration Statement on Form S-4, Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014, which are on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2015 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue:
Product	$76,446	$68,561	$198,765	$163,895
Service	46,387	41,867	135,519	120,435
Total revenue	122,833	110,428	334,284	284,330

Cost of revenue:
Product	18,310	14,534	45,015	36,117
Service	8,672	9,068	26,158	24,111
Total cost of revenue	26,982	23,602	71,173	60,228

Gross profit	95,851	86,826	263,111	224,102

Operating expenses:
Research and development	18,864	18,348	56,872	50,951
Sales and marketing	34,836	32,425	104,304	96,184
General and administrative	13,391	7,929	33,211	22,367
Amortization of acquired intangible assets	821	860	2,539	2,571
Total operating expenses	67,912	59,562	196,926	172,073

Income from operations	27,939	27,264	66,185	52,029
Interest and other expense, net	(512)	44	(1,186)	(88)
Income before income tax expense	27,427	27,308	64,999	51,941
Income tax expense	9,798	10,014	24,661	19,511
Net income	$17,629	$17,294	$40,338	$32,430

Basic net income per share	$0.43	$0.42	$0.98	$0.78
Diluted net income per share	$0.42	$0.41	$0.97	$0.77
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,206	41,425	41,128	41,417
Net income per share - diluted	41,536	41,884	41,679	41,969

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013

GAAP Revenue	$122,833	$110,428	$103,599	$334,284	$284,330
Deferred revenue fair value adjustment	-	140	-	18	419
Non-GAAP Revenue	$122,833	$110,568	$103,599	$334,302	$284,749

GAAP Gross profit	$95,851	$86,826	$82,004	$263,111	$224,102
Deferred revenue fair value adjustment	-	140	-	18	419
Share-based compensation expense (1)	379	256	407	1,074	740
Amortization of acquired intangible assets (2)	905	837	923	2,762	2,480
Compensation for post combination services (4)	2	8	9	19	25
Non-GAAP Gross profit	$97,137	$88,067	$83,343	$266,984	$227,766

GAAP Income from operations	$27,939	$27,264	$18,644	$66,185	$52,029
Deferred revenue fair value adjustment	-	140	-	18	419
Share-based compensation expense (1)	4,150	3,217	4,495	11,947	9,959
Amortization of acquired intangible assets (2)	1,726	1,697	1,779	5,301	5,051
Business development and integration expense (3)	4,698	78	1,477	6,175	482
Compensation for post combination services (4)	312	530	545	1,393	1,685
Non-GAAP Income from operations	$38,825	$32,926	$26,940	$91,019	$69,625

GAAP Net income	$17,629	$17,294	$11,233	$40,338	$32,430
Deferred revenue fair value adjustment	-	140	-	18	419
Share-based compensation expense (1)	4,150	3,217	4,495	11,947	9,959
Amortization of acquired intangible assets (2)	1,726	1,697	1,779	5,301	5,051
Business development and integration expense (3)	4,698	78	1,477	6,175	482
Compensation for post combination services (4)	312	530	545	1,393	1,685
Income tax adjustments (5)	(3,909)	(1,941)	(2,908)	(8,727)	(6,034)
Non-GAAP Net income	$24,606	$21,015	$16,621	$56,445	$43,992

GAAP Diluted Net income per share	$0.42	$0.41	$0.27	$0.97	$0.77
Share impact of non-GAAP adjustments identified above	0.17	0.09	0.13	0.38	0.28
Non-GAAP Diluted net income per share	$0.59	$0.50	$0.40	$1.35	$1.05

Shares used in computing non-GAAP diluted net income per share	41,536	41,884	41,652	41,679	41,969

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$85	$62	$93	$238	$174
Cost of service revenue	294	194	314	836	566
Research and development	1,455	1,157	1,490	3,971	3,316
Sales and marketing	1,221	944	1,235	3,419	2,952
General and administrative	1,095	860	1,363	3,483	2,951
Total share-based compensation expense	$4,150	$3,217	$4,495	$11,947	$9,959

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$905	$837	$923	$2,762	$2,480
Operating expenses	821	860	856	2,539	2,571
Total amortization expense	$1,726	$1,697	$1,779	$5,301	$5,051

(3) Business development and integration expense included in these amounts is as follows:
General and administrative	4,698	78	1,477	6,175	482
Total business development and integration expense	$4,698	$78	$1,477	$6,175	$482

(4) Compensation for post combination services included in these amounts is as follows:
Cost of product revenue	1	5	6	13	17
Cost of service revenue	1	3	3	6	8
Research and development	211	209	215	631	703
Sales and marketing	14	39	37	90	115
General and administrative	85	274	284	653	842
Total compensation for post combination services	$312	$530	$545	$1,393	$1,685

(5) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(4,136)	$(2,149)	$(3,153)	$(9,437)	$(6,685)
Tax impact of non-GAAP reconciling items in loss jurisdictions	227	208	245	710	651
Total income tax adjustments	$(3,909)	$(1,941)	$(2,908)	$(8,727)	$(6,034)

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2014	2014

Assets
Current assets:
Cash, cash equivalents and marketable securities	$194,671	$177,310
Accounts receivable, net	83,415	60,518
Inventories	10,274	12,580
Prepaid expenses and other current assets	26,884	28,354

Total current assets	315,244	278,762

Fixed assets, net	23,016	23,098
Goodwill and intangible assets, net	252,740	261,959
Long-term marketable securities	46,055	41,484
Other assets	1,873	2,460

Total assets	$638,928	$607,763

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,927	$11,541
Accrued compensation	39,369	34,901
Accrued other	11,026	7,221
Deferred revenue	107,595	109,301

Total current liabilities	168,917	162,964

Other long-term liabilities	6,592	6,661
Deferred tax liability	2,679	2,757
Accrued long-term retirement benefits	1,586	1,581
Long-term deferred revenue	27,036	24,639

Total liabilities	206,810	198,602

Stockholders' equity:
Common stock	51	50
Additional paid-in capital	292,059	273,574
Accumulated other comprehensive income	(1,552)	2,772
Treasury stock, at cost	(149,345)	(117,802)
Retained earnings	290,905	250,567

Total stockholders' equity	432,118	409,161

Total liabilities and stockholders' equity	$638,928	$607,763

CONTACT:
NetScout Systems, Inc.
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com